                                                                Exhibit 10(f)

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is made effective as of this 1st day of January 1997 (the "Effective Date"), and is by and between Parkvale Financial Corporation (the "Corporation"), a Pennsylvania-chartered corporation, Parkvale Savings Bank (the "Savings Bank"), a Pennsylvania-chartered savings bank and a wholly owned subsidiary of the Corporation, and Robert J. McCarthy, Jr. (the "Executive").

                                   WITNESSETH

     WHEREAS, the Corporation and the Savings Bank (collectively, the "Employers") desire to retain the services of the Executive on the terms and conditions set forth herein and, for purpose of effecting the same, the Board of Directors of each of the Employers has approved this Employment Agreement and authorized its execution and delivery on behalf of the Employers to the Executive;

     WHEREAS, the Executive has been with the Savings Bank since December 1, 1984 and with the Corporation since its formation; is currently employed as the President and Chief Executive Officer and member of the Board of Directors of each of the Employers; is a highly experienced and knowledgeable executive officer of the Employers; and is important and essential to the operation and development of the Employers;

     WHEREAS, the Employers consider the establishment and maintenance of knowledgeable and vital management to be part of their overall corporate strategy and to be essential to protecting and enhancing the best interest of the Employers and their stockholders; and

     WHEREAS, the Employers consider the continued services of the Executive to be in the best interests of the Employers and they desire to induce the Executive to remain in their employ on an impartial and objective basis and without distraction or conflict of interest in the event of any attempt to obtain control of the Employers.

                                   AGREEMENT:

     NOW, THEREFORE, intending to be legally bound hereby and in consideration of the mutual covenants and agreements herein contained, the parties agree and contract as follows:

     1. EMPLOYMENT. The Employers hereby employ the Executive, and the Executive hereby accepts such employment, on the terms and conditions set forth in this Agreement.

     2. DEFINITIONS. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:


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     (a) BASE SALARY. "Base Salary" shall have the meaning set forth in Section
3(a) hereof.

     (b) CAUSE. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. As used herein, the term "incompetency" shall mean the determination by a court that the Executive is unable to manage his own affairs by reason of insanity, imbecility or feeble mindedness. "Willful misconduct" as used herein shall mean the willful engaging by the Executive in gross misconduct shown to be materially and substantially injurious to the Employers. No act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Employers. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (i) reasonable written notice to the Executive setting forth the reasons for the Employers' intention to terminate for Cause, (ii) an opportunity for the Executive, together with his counsel, to be heard before the Boards of Directors of the Employers, and (iii) thereafter delivery to the Executive of a Notice of Termination from the Boards of Directors of the Employers finding that, in the good faith opinion of such Boards upon vote of at least 75% of the members of each Board, the Executive was guilty of conduct set forth above.

     (c) CHANGE IN CONTROL OF THE CORPORATION. "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") or any successor thereto, whether or not any security of the Corporation is registered under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if either (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any person who on the date hereof is a director or officer of the Corporation) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 10% or more of the combined voting power of the Corporation's then outstanding securities; or (ii) within any period during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof, without the written consent of the Executive.

     (d) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (e) DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.


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

     (f) DISABILITY. Termination by the Employers of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

     (g) FDIC. "FDIC" shall mean the Federal Deposit Insurance Corporation.

     (h) GOOD REASON. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive of his employment hereunder under any of the following circumstances, the occurrence of any of which shall be deemed a breach of this Agreement by the Employers:

    (i) without the Executive's express written consent, the failure to elect or to re-elect or to appoint or to re-appoint the Executive to the offices of President and Chief Executive Officer and a director of the Employers or a material adverse change made by the Employers in the Executive's functions, duties or responsibilities as President and Chief Executive Officer of the Employers (except in the event the Executive's employment is determined for Cause, Disability, Retirement or death);

    (ii) without the Executive's express written consent, a reduction by the Employers in the Executive's Base Salary as the same may be increased from time to time or, except to the extent permitted by Section 5(b) hereof, a reduction in the package of fringe benefits provided to the Executive, taken as a whole;

    (iii) The principal executive office of the Employers is relocated outside of the Pittsburgh, Pennsylvania area or, without the Executive's express written consent, the Employers require the Executive to be based anywhere other than an area in which the Employers' principal executive office is located, except for required travel on business of the Employers to an extent substantially consistent with the Executive's present business travel obligations;

    (iv) Any purported termination of the Executive's employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (j) below;

    (v) The Employers shall fail to observe or perform any covenant or agreement contained in this Agreement to be observed or performed by the Employers;

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    (vi)  The failure by the Employers to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 11 hereof; or

    (vii) A Change in Control of the Corporation occurs.

     (i) IRS. IRS shall mean the Internal Revenue Service.

     (j) NOTICE OF TERMINATION. Any purported termination of the Executive's employment by the Employers for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by a written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated,
(iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Employers' termination of Executive's employment for Cause; and (iv) is given in the manner specified in Section 12 hereof.

     (k) PARACHUTE PAYMENT. The term "Parachute Payment" has the meaning as set forth in Section 280G of the Code and applicable Treasury regulations.

     (l) RETIREMENT. Termination by the Employers of the Executive's employment based on "Retirement" shall mean voluntary termination by the Executive in accordance with the Employers' retirement policies, including early retirement, generally applicable to their salaried employees.

     3. POSITION AND DUTIES. During the term of this Agreement, the Executive agrees to serve as the President and Chief Executive Officer and a member of the Board of Directors of each of the Employers and shall perform such managerial duties and responsibilities for the Employers as the Boards of Directors of the Employers may direct in accordance with the respective bylaws of the Employers, which duties and responsibilities shall be of substantially the same character as or equivalent character to those required by the Executive's position on the Effective Date. Throughout the term of this Agreement, and except for illness, vacation periods and leaves of absence granted by the Employers (if any), the Executive shall devote all his business time, attention, skill and efforts to the faithful performance of his duties hereunder.

     4. TERM OF EMPLOYMENT. Unless extended as provided in this Section 4, this Agreement shall terminate five years after the Effective Date. Prior to the first anniversary of the Effective Date and each annual anniversary thereafter, the Boards of Directors of the Employers shall consider, review (with appropriate corporate documentation thereof,


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and taking into account all relevant factors, including the Executive's performance) and, if appropriate, explicitly approve a one-year extension of the remaining term of this Agreement. The term of this Agreement shall continue to extend each year if the Boards of Directors so approve such extension unless the Executive gives written notice to the Employers of the Executive's election not to extend the term, with such notice to be given not less than 30 days prior to any such anniversary date. If any party gives timely notice that the term will not be extended as of any annual anniversary date, then this Agreement shall terminate at the conclusion of its remaining term. References herein to the term of this Agreement shall refer both to the initial term and successive terms. The last day of the term of this Agreement, as from time to time extended, is hereinafter referred to as the "Expiration Date."

     5. COMPENSATION AND BENEFITS.

     (a) The Employers shall compensate and pay the Executive for his services during the term of this Agreement a minimum salary of $262,000 per year, which may be increased from time to time in such amounts as may be determined by the Boards of Directors of the Employers and may not be decreased without the Executive's express written consent (hereinafter referred to as the Executive's "Base Salary"). Such salary shall be payable in semi-monthly installments or in such other manner as determined in accordance with the Employers' policies. In addition, the Executive may receive bonus payments when, as and if determined by the Boards of Directors of the Employers.

     (b) During the term of this Agreement, the Executive shall be entitled to participate in and receive the benefits of all of the Employers' normal employee benefit plans and arrangements in effect from time to time, including without limitation the following: any pension or other retirement benefit plan; profit sharing plan; stock option plans; employee stock ownership plan; medical, dental (if any) and hospitalization coverage (family coverage); travel accident insurance; long-term disability income insurance; group life insurance; and thrift plans. The Employers shall not make any changes in such plans, benefits or privileges which would adversely affect the Executive's rights or benefits thereunder, unless such change does not result in an overall reduction in the level of benefits to the Executive below the level of benefits provided to the Executive as of the Effective Date. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Executive pursuant to Section 5(a) hereof.

     (c) During the term of this Agreement, the Executive shall be entitled to paid annual vacation in accordance with the policies as established from time to time by the Board of Directors of the Employers, which shall in no event be less than four weeks per annum. The paid vacation time shall be taken at such times as the Executive elects in his discretion, and the Executive may accumulate unused vacation time from one year to the next, unless otherwise limited by the Boards of Directors of the Employers. The Executive shall also be entitled to all paid holidays provided by the Employers.


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     (d) During the term of this Agreement, in keeping with past practices, the
Employers shall continue to provide the Executive with an automobile leased or purchased by the Employers for the Executive. The Employers shall be responsible and shall pay for all costs of insurance coverage, repairs, maintenance and other incidental expenses, including license, fuel and oil. The Employers shall provide the Executive with a replacement automobile of a similar type as selected by the Executive at approximately the time that his present automobile reaches three years of age and approximately every three years thereafter, upon the same terms and conditions.

     (e) During the term of this Agreement, in keeping with past practices, the Employers shall pay the Executive's dues for membership in a country club located in the Pittsburgh metropolitan area, which country club the Executive has the right to choose.

     (f) In the event of the Executive's death during the term of this Agreement, the Employers shall pay to the Executive's spouse, estate, legal representative or other named beneficiaries (as directed by the Executive in writing) on a semi-monthly basis the Executive's Base Salary at the rate in effect at the time of the Executive's death for a period of one year from the date of death and, in addition, the Employers shall continue to provide medical, dental (if any) and hospitalization coverage (family coverage if there are dependents) until the semi-monthly payments cease.

     (g) In the event of termination by the Employers of the Executive's employment based on Disability (as defined herein), the Employers shall pay the Executive a disability benefit which is equal to the Base Salary and benefits provided in Sections 5(a), (b), (d) and (e) hereof, as the same may have been increased from time to time, to the Executive at the commencement of the Executive's total disability, reduced by the sum of (i) the amount of any benefits to which the Executive may be entitled with respect to the same period under any disability plan and (ii) the disability benefits payable under any government regulated plan, including workers' compensation benefits. Payment of such disability benefit shall commence with the week coincident with the termination of the Executive's employment under this Agreement and shall continue until the earlier of the Expiration Date or the Executive's death. During any period the Executive shall be entitled to receive disability payments from the Employers, to the extent that he is physically and mentally able to do so, he shall furnish information and assistance to the Employers and, in addition, upon reasonable request in writing from time to time, he shall make himself available to the Employers to undertake reasonable assignments with the dignity, importance, and scope of his prior position and his physical and mental health.

     6. EXPENSES. The Employers shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of or in connection with the business of the Employers, including, but not by way of limitation,

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automobile and traveling expenses, and all reasonable entertainment expenses
(whether incurred at the Executive's residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the Boards of Directors of the Employers. If such expenses are paid in the first instance by the Executive, the Employers shall reimburse the Executive therefor.

     7. TERMINATION.

     (a) The Employers shall have the right, at any time upon prior Notice of Termination, to terminate the executive's employment hereunder for any reason, including without limitation termination for Cause, Disability or Retirement, and the Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

     (b) In the event that (i) the Executive's employment is terminated by the Employers for Cause, Disability or Retirement or in the event of the Executive's death, or (ii) the Executive terminates his employment hereunder other than for Good Reason, the Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination other than as enumerated in Sections 5(f) and 5(g) of this Agreement.

     (c) In the event that (i) the Executive's employment is terminated by the Employers for other than Cause, Disability, Retirement or the Executive's death or (ii) such employment is terminated by the Executive (a) due to a breach of this Agreement by the Employers, which breach has not been cured within fifteen
(15) days after a written notice of non-compliance has been given by the Executive to the Employers, or (b) for any other Good Reason, then the Employers shall:

     (A) pay to the Executive, in either equal monthly installments over three years beginning with the first business day of the month following the Date of Termination or a lump sum cash payment within five business days of the termination at the Executive's discretion, a cash severance amount equal to the Executive's average Base Salary for the three calendar years preceding the year in which the termination occurs, multiplied by 2.99;

     (B) pay to the Executive, in either equal monthly installments over three years beginning with the first business day of the month following the Date of Termination or a lump sum cash payment within five business days of the termination at the Executive's discretion, a cash amount equal to the average incentive compensation or bonus paid to the Executive during the three calendar years preceding the year in which the termination occurs, multiplied by 2.99; and


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     (C) maintain and provide for a period ending on the Expiration Date in effect prior to the Notice of Termination, at no cost to the Executive, the Executive's continued participation in all life, disability and medical insurance plans and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than stock benefit plans of the Employers), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (C) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced or such benefits are less than the benefits provided to Executive immediately prior to his termination of employment with the Employers, the Employers shall arrange to provide the Executive with benefits which are substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

     (d) If the Executive becomes liable, in any taxable year, for the payment of an excise tax under Section 4999 of the Code on account of any payments to the Executive pursuant to this Section 7, and the Employers choose not to contest the liability or have exhausted all administrative and judicial appeals contesting the liability, the Employers shall pay the Executive (i) an amount equal to the excise tax for which the Executive is liable under Section 4999 of the Code, (ii) the federal, state and local income taxes, and interest if any, for which the Executive is liable on account of the payments pursuant to item
(i), and (ii) any additional excise tax under Section 4999 of the Code and any federal, state and local income taxes for which the Executive is liable on account of payments made pursuant to items (i) and (ii).

     (e) This subsection 7(e) applies if the amount of payments to the Executive under subsection 7(d) has not been determined with finality by the exhaustion of administrative and judicial appeals. In such circumstances, the Employers and the Executive shall, as soon as practicable after the event or series of events has occurred giving rise to the imposition of the excise tax, cooperate in determining the amount of the Executive's excise tax liability for purposes of paying the estimated tax. The Executive shall thereafter furnish to the Employers or their successors a copy of each tax return which reflects a liability for an excise tax under Section 4999 of the Code at least 20 days before the date on which such return is required to be filed with the IRS. The liability reflected on such return shall be dispositive for the purposes hereof unless, within 15 days after such notice is given, the Employers furnish the Executive with a letter of the auditors or tax advisor selected by the Employers indicating a different liability or that the matter is not free from doubt under the applicable laws and regulations and that the Executive may, in such auditor's or advisor's opinion, cogently take a different position, which shall be set forth in the letter with respect to the payments in question. Such letter shall be addressed to the Executive and state that he is entitled to rely thereon. If the Employers furnish such a letter to the Executive, the


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position reflected in such letter shall be dispositive for purposes of this
Agreement, except as provided in subsection 7(f) below.

     (f) Notwithstanding anything in this Agreement to the contrary, if the Executive's liability for the excise tax under Section 4999 of the Code for a taxable year is subsequently determined to be less than the amount paid by the Employers pursuant to subsection 7(d), the Executive shall repay the Employers at the time that the amount of such excise tax liability is finally determined, the portion of such income and excise tax payments attributable to the reduction (plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code), and if the Executive's liability for the excise tax under Section 4999 of the Code for a taxable year is subsequently determined to exceed the amount paid by the Employers pursuant to this Section 7, the Employers shall make an additional payment of income and excise taxes in the amount of such excess, as well as the amount of any penalty and interest assessed with respect thereto at the time that the amount of such excess and any penalty and interest is finally determined.

     8. MITIGATION; EXCLUSIVITY OF BENEFITS.

     (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

     (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

     9. WITHHOLDING. All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

     10. RESTRICTIVE COVENANT. During the Executive's employment hereunder, the Employers, in addition to all other remedies provided herein, shall be entitled to an injunction restraining the Executive from owning, managing, operating and controlling, being employed by or participating in or being in any way so connected with any business similar to the business of the Employers within the Employers' market areas. Market areas shall include the Pennsylvania counties of Allegheny, Armstrong, Butler, Beaver, Washington and Westmoreland. The business of the Employer's shall mean any business in which depositors are covered by FDIC insurance. In the event of any actual or threatened breach by the Executive of the provisions of this paragraph, the Employers shall be entitled to an injunction restraining the Executive from owning, managing, operating and controlling, being employed by or participating in or being in any way connected with any business similar to the business of the Employers covered by FDIC insurance. For purposes of this Agreement,


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"owning" shall not include the ownership of 1% or less of the stock of a public corporation. Nothing herein stated shall be construed as prohibiting the Employers from pursuing any other remedies available to them for such breach or threatened breach, including the recovery of damages. This Section 10 shall terminate and be of no force and effect in the event the Executive terminates his employment for Good Reason or the Employers terminate the Executive's employment in breach of this Agreement.

     11. SUCCESSORS; BINDING AGREEMENT.

     (a) The Employers will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employers to expressly assume and agree (by agreement in form and substance satisfactory to the Executive) to perform this Agreement in the same manner and to the same extent that the Employers would be required to perform it if no such succession had taken place. Failure of the Employers to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Employers in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed, without further notice, the date of termination.

     (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive dies during the term of this Agreement, the benefits specified in Section 5(f) of this Agreement shall be paid to the Executive's designated beneficiaries.

     12. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.


     To the Employers:   Parkvale Financial Corporation
                         Parkvale Savings Bank
                         4220 William Penn Highway
                         Monroeville, Pennsylvania 15146

     To the Executive:   Robert J. McCarthy, Jr.
                         1701 Lacosta Court
                         Pittsburgh, Pennsylvania 15237


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     13. AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Employers to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     14. GOVERNING LAW. This Agreement has been executed and delivered in the Commonwealth of Pennsylvania and its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws thereof applicable to contracts executed and to be wholly performed in Pennsylvania.

     15. NATURE OF OBLIGATIONS. Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

     16. INTERPRETATION. If any provision of this Agreement shall be the subject of a dispute between the Employers and the Executive and a court or arbitrator to which such dispute has been brought shall be unable to resolve which of two reasonable interpretations of such provision is the proper interpretation thereof, then the interpretation most favorable to the Executive shall control.

     17. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the terms of this Agreement.

     18. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     19. PRIOR AGREEMENTS. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings and any and all prior employment agreements between the Employers and the Executive.

     20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


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

     21. REGULATORY PROHIBITION. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C. Section 1828(k)) and any regulations promulgated thereunder.

    IN WITNESS WHEREOF, this Agreement has been executed as of the date first ABOVE WRITTEN.


Attest:                                      PARKVALE F. FINANCIAL CORPORATION

                                             By:
-----------------------------------             ---------------------------
Erna A. Golota, Corporate Secretary             Robert D. Pfischner
                                                Chairman of the Board


Attest:                                      PARKVALE SAVINGS BANK

                                             By:
-----------------------------------             ---------------------------
Erna A. Golota, Corporate Secretary             Robert D. Pfischner
                                                Chairman of the Board


Witness:                                     ROBERT J. MCCARTHY, JR.

                                             By:
-----------------------------------              -----------------------------
Erna A. Golota, Corporate Secretary              Robert J. McCarthy, Jr.,
                                                 Individually


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